UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     December 5, 2006

NAVTEQ Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21323	77-0170321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900
Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

(312) 894-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On December 5, 2006, NAVTEQ Corporation, a Delaware corporation ("NAVTEQ"), The Map Network, Inc., a Delaware corporation ("TMN"), NAVTEQ Holdings B.V., a corporation organized under the laws of The Netherlands (B.V. Sub), NAVTEQ Holdings Delaware II, Inc., a Delaware corporation ("Merger Sub"), and Gannett Satellite Information Network, Inc., as the representative of TMN’s Stockholders, entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which B.V. Sub will acquire TMN through a merger of  Merger Sub with and into TMN (the "Merger") for a total purchase price of $37,500,000, subject to certain purchase price adjustments (the “Merger Consideration”).  The Merger has been approved by the Boards of Directors of both NAVTEQ and TMN and by the requisite percentage of TMN’s stockholders.  NAVTEQ has issued a press release dated December 6, 2006 announcing the execution of the Merger Agreement and the transactions contemplated thereby.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, each TMN stockholder and holder of TMN convertible securities will receive his, her or its allocable portion of the Merger Consideration subject to certain purchase price adjustments.  In addition, to secure the indemnification obligations, including any purchase price adjustments, of the Participating Stockholders (as defined in the Merger Agreement), $7,500,000 of the Merger Consideration has been deposited in escrow; any amount remaining in escrow at the end of 24 months will be released to the Participating Stockholders to the extent not subject to pending indemnification claims by NAVTEQ and NAVTEQ-related parties.

The Merger Agreement contains customary representations, warranties, covenants and related indemnification provisions.  The covenants of TMN include, subject to certain exceptions, covenants to (i) conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the consummation of the Merger, (ii) have its Board of Directors recommend that its stockholders consent to the adoption of the Merger Agreement and the Merger, (iii) deliver an information statement to its stockholders in connection with the transactions contemplated by the Merger Agreement, (iv) use all commercially reasonable efforts to obtain the consents, waivers and approvals under any of its contracts required to be obtained in connection with the consummation of the transactions contemplated by the Merger Agreement, (v) use all commercially reasonable efforts to obtain stockholder support agreements from all holders of TMN capital stock who did not execute and deliver such agreements in conjunction with execution of the Merger Agreement, (vi) cancel all outstanding TMN options and warrants and convert them into the right to receive their allocable portion of the Merger Consideration, (vii) not solicit, encourage, or otherwise facilitate alternative business combination transaction proposals, and (viii) not terminate, amend or waive any rights under any “standstill” or other similar agreement between TMN and any Person (other than NAVTEQ).

The consummation of the Merger is subject to the absence of an actual or threatened action, claim, suit or proceeding pending that would make the transaction illegal or otherwise prevent or materially delay the consummation of the Merger, the receipt of required regulatory approvals and other customary closing conditions.  NAVTEQ’s obligation to close is subject to, among other closing conditions, (i) the approval of and delivery of stockholder support agreements by TMN stockholders who represent at least ninety percent (90%) of the issued and outstanding shares of TMN common stock, Series A Preferred Stock and Series B Preferred Stock, on an as if converted to common stock basis, (ii) the absence of a material adverse effect on TMN, (iii) the receipt by TMN of required third party consents, (iv) the number of shares dissenting from approval of the Merger not exceeding five percent (5%) of the aggregate number of shares of outstanding TMN capital stock, (v) the resignation of all TMN officers and directors effective as of closing, and (vi) that none of the TMN managers and not more than 2 of the 6 key TMN employees voluntarily terminate their employment with TMN or give notice that they will not continue employment after the closing.  In addition, NAVTEQ’s obligation to close is subject to the delivery of certain agreements from the TMN managers and holders of TMN convertible securities, the exercise or cancellation of all outstanding TMN options, warrants and convertible notes and the repayment of all of TMN’s outstanding indebtedness and the release of all guaranties and any liens on any properties of TMN.  Each party's obligation to close is also subject to, among other closing conditions, the delivery of certain documents, certificates and agreements, including an indemnity escrow agreement, the accuracy of representations and warranties of the other party and compliance by the other party of the covenants required to be complied with on or prior to closing.

The Merger Agreement may be terminated under certain specified circumstances, including (i) by mutual written agreement of NAVTEQ and TMN, (ii) by NAVTEQ if  there is a material adverse effect on TMN or TMN has not delivered to NAVTEQ by a specified time on the calendar day immediately following the execution date of the Merger Agreement stockholder support agreements and written consents from a certain stockholder and additional stockholders representing 70% of the issued and outstanding shares of TMN common stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class and on an as if converted to common stock basis, and (iii) by either party if the Merger is not consummated by January 19, 2007 (or if properly extended, February 18, 2007), the other party has breached any covenant representation or warranty and such breach has not been cured within 20 days of written notice of such breach, or there is an actual or threatened claim, suit or proceeding pending that would make the transaction illegal or otherwise prevent or materially delay the consummation of the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement filed hereto as Exhibit 2.1, which is incorporated herein by reference.

Section 9 – Financial Statement and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

2.1

Agreement and Plan of Merger by and among NAVTEQ Corporation, NAVTEQ Holdings, B.V., NAVTEQ Holdings Delaware II, Inc., The Map Network, Inc. and Gannett Satellite Information Network, Inc. dated as of December 5, 2006.

99.1	Press Release issued by NAVTEQ Corporation on December 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: December 6, 2006	By:	/s/ David B. Mullen
David B Mullen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1

Agreement and Plan of Merger by and among NAVTEQ Corporation, NAVTEQ Holdings, B.V., NAVTEQ Holdings Delaware II, Inc., The Map Network, Inc. and Gannett Satellite Information Network, Inc. dated as of December 5, 2006.

Exhibit 99.1	Press Release issued by NAVTEQ Corporation on December 6, 2006.